UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2024

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-41389 (Commission File Number)	87-2898342 (I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts (Address of principal executive offices)	01752 (Zip code)

617-395-1333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CNTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Standby Equity Purchase Agreement

On December 17, 2024, ConnectM Technology Solutions, Inc., a Delaware corporation (“ConnectM” or the “Company”) entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.1.

Pursuant to the SEPA, the Company has the right to sell to the Investor up to $25 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Investor under the SEPA except in connection with notices that may be submitted by the Investor, in certain circumstances as described below.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to the Investor (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

Pre-Paid Advances. Subject to the satisfaction of the conditions set forth in the SEPA, the Investor shall advance to the Company the principal amount of $4,500,000 (the “Pre-Paid Advance”), which shall be evidenced by convertible promissory notes in two tranches. The first tranche of the Pre-Paid Advance shall be in a principal amount of $2,500,000 and was advanced on the Effective Date of the SEPA, and the second tranche of the Pre-Paid Advance shall be in a principal amount of $2,000,000 and shall be advanced on the second trading day after the later of (i) the registration statement becoming effective and (ii) the Company’s receipt of shareholder approval to issue common stock in excess of the Exchange Cap (as defined below). With respect to each Pre-Advance, the Investor shall advance to the Company the principal amount of the applicable tranche, less a discount equal to 8% of the principal amount of such tranche netted from the purchase price due and structured as an original issue discount.

Advances. Upon the terms and subject to the conditions of the SEPA (i) the Company has the right, but not the obligation, to issue and sell to the Investor, common stock by the delivery to the Investor of Advance Notices, and (ii) for as long as there is a balance outstanding under a Promissory Note, the Investor has the right, but not the obligation, to cause the issuance and sale of shares of common stock to the Investor pursuant to an Advance, on the following terms:

(a)           Advance Notice. The Company may require the Investor to purchase shares by delivering an Advance Notice to the Investor, subject to the satisfaction or waiver by the Investor of the conditions set forth in the SEPA , and in accordance with the following provisions:

(i)           The Company shall select the number of Advance Shares, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor.

(ii)           For so long as any amount remains outstanding under a Promissory Note, the Company may only submit an Advance Notice to make Advance Repayments (as defined in the Promissory Note) under the Promissory Note.

(b)           Investor Notice. At any time that there is a balance remaining outstanding under a Promissory Note, the Investor may cause an Advance Notice to be deemed delivered to the Investor and the issuance and sale of shares of common stock to the Investor pursuant to an Advance, in accordance with the following provisions:

(i)           The Investor shall select the amount of the Advance up to the Maximum Advance Amount; provided that the amount of the Advance selected shall not exceed the balance owed under all Promissory Notes outstanding.

(ii)           The Purchase Price of the shares of common stock shall be equal to the Conversion Price (as defined in the Promissory Note) that would be applicable to the amount of the Advance selected by the Investor if such amount were to be converted as of the date of delivery of the Investor Notice in accordance with the terms and conditions of the Promissory Note. The Investor shall pay the Purchase Price for the shares of common stock by offsetting the amount of the Purchase Price to be paid by the Investor against an equal amount outstanding under a Promissory Note (first towards accrued and unpaid interest, if any, then towards principal).

(iii)          Each Investor Notice shall set forth the amount of the Advance requested, the Purchase Price along with a report by Bloomberg L.P. indicating the relevant VWAP used in calculating the Conversion Price, the number of Shares to be purchased by the Investor, the aggregate amount of accrued and unpaid interest under the subject Promissory Note (if any) that shall be offset by the issuance of shares of common stock, the aggregate amount of principal of the Promissory Note that shall be offset by the issuance of shares of common stock, and the total amount of the applicable Promissory Note or Promissory Notes that shall be outstanding following the closing of the Advance.

Ownership Limitation. Notwithstanding anything herein to the contrary, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any common stock under the SEPA which, when aggregated with all other common stock beneficially owned by the Investor and its Affiliates, would result in the beneficial ownership by the Investor and its Affiliates (on an aggregated basis) of a number of shares of common stock exceeding 4.99% of the then outstanding voting power or number of common shares. In addition, in no event shall an Advance exceed the number of common shares registered in respect of the transactions contemplated hereby under the registration statement then in effect.

Exchange Cap. Notwithstanding anything to the contrary herein, the Investor shall not have the obligation to purchase common shares under the SEPA to the extent that after giving effect to such purchase and sale the aggregate number of common shares issued under the SEPA would exceed 19.99% of the aggregate number of common shares issued and outstanding as of the Effective Date of the SEPA (such maximum number of shares, the “Exchange Cap”) provided that, the Exchange Cap will not apply if the Company’s stockholders have approved the issuance of common shares in excess of the Exchange Cap.

Participation Rights. For the twelve (12) months following the date of the SEPA, the Company shall not enter into or effect certain financing transactions unless the Company provides the Investor with the opportunity to exercise its right to participate therein.

Payment Rights. For as long as any Promissory Note is outstanding the Company has certain prepayment obligations to the Investor if it enters into certain financing transactions or receives certain cash disbursements.

Minimum Cash Requirement. For so long as any Promissory Note is outstanding, the Company shall maintain a minimum cash balance in an amount equal to the lesser of (a) $2,000,000 and (b) the sum of the next three (3) Installment Amounts (as defined in the Promissory Notes) coming due under the Promissory Notes.

Commitment Fees. The Company has paid the Investor or its designee a structuring fee in the amount of $25,000, and the Company is obligated to pay a commitment fee in an amount equal to 1.5% of the Commitment Amount (the “Commitment Fee”) of which (a) one-half of the Commitment Fee was paid within three trading days of the date of the SEPA by the issuance to the Investor of such number of common shares that is equal to one-half of the Commitment Fee divided by the closing price of the common shares as of the trading day immediately prior to the date of the SEPA, and (b) the remaining one-half of the Commitment Fee shall be paid on the six-month anniversary of the date of the SEPA and shall be paid in cash (or by way of an Advance).

Termination. The SEPA will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the date of the SEPA or (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to the Investor pursuant to the Promissory Notes. The Company and the Investor may also agree to terminate the SEPA by mutual written consent. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

Representations, Warranties and Conditions. The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Net Proceeds. The net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its shares of common stock to the Investor. The Company expects that any proceeds received from such sales to the Investor will be used for working capital and general corporate purposes.

Registration Rights Agreement

In connection with the SEPA, the Company entered into a registration rights agreement (the “SEPA Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement registering the resale of the common stock underlying the SEPA, the Promissory Notes and the Commitment Fee.

The foregoing description of (i) the SEPA, (ii) the Promissory Notes, and (iii) the SEPA Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the SEPA, which is filed as Exhibit 10.1, (b) the Promissory Note evidencing the first tranche of the Pre-Paid Advance, which is filed as Exhibit 10.2, and (c) the SEPA Registration Rights Agreement, which is filed as Exhibit 10.3, respectively, and each are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Promissory Notes is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of shares of common stock to the Investor pursuant to the SEPA, including any shares to be issued in connection with an Advance Notice, an Investor Notice, or the Commitment Fee, and relating to the issuance of the Promissory Notes is incorporated by reference herein in its entirety. The offer and sale of shares of common stock and the issuance of the Promissory Notes pursuant to the SEPA was and will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Standby Equity Purchase Agreement, dated December 17, 2024, between ConnectM and YA II PN, LTD.
10.2	Convertible Promissory Note, dated December 17, 2024, between ConnectM and YA II PN, LTD.
10.3	Registration Rights Agreement, dated December 17, 2024, between ConnectM and YA II PN, LTD.
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 23 2024

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer